Exhibit 23.5

Schlumberger Data and Consulting Services

1310 Commerce Drive

Park Ridge 1

Pittsburgh, PA 15275-1011

Tel: 412-787-5403

Fax: 412-787-2906

March 12, 2004

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Schlumberger Data and Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Post-Effective Amendment No. 1 on Form S-1 to Form S-3 Registration Statement, Registration No. 333-109974 filed March 12, 2004 (“the “Form S-1”). We hereby further consent to the use of information contained in our reports, with respect to the periods included in the Form S-1, setting forth the estimates of revenues from the Company’s oil and gas reserves in the Form S-1 and to the incorporation by reference of such information in the Registration Statement on Form S-8 pertaining to the CONSOL Energy Inc. Equity Incentive Plan filed September 22, 1999.

DATA AND CONSULTING SERVICES A DIVISION OF SCHLUMBERGER

By:	/s/ JOSEPH H. FRANTZ, JR.

Name: Title:	Joseph H. Frantz, Jr. Operations Manager Eastern U.S.